EXHIBIT 10.36

OFFICE LEASE AGREEMENT

This Office Lease Agreement (this “Lease”) is made and entered into as of January 8, 2007 (the “Effective Date”), by and between TRACKSIDE BROTHERS LLC, a Florida limited liability company (“Landlord”), and MEDSTRONG INTERNATIONAL CORPORATION, a Delaware corporation (“Tenant”).

BASIC TERMS

The following terms (“Basic Terms”) are hereby incorporated into and made a part of this Lease. Each reference in this Lease to the Basic Terms shall mean the information set forth below and shall be construed to incorporate all of the terms provided under the particular section in this Lease pertaining to such information. In the event of a conflict between the Basic Terms and the particular section in this Lease, the particular section shall prevail.

1.   Landlord:   Trackside Brothers LLC, a Florida limited liability company
313 N.E. 3rd Street
Delray Beach, FL 33444

2.   Tenant:   Medstrong International Corporation, a Delaware corporation
255 N.E. 6th Avenue
Delray Beach, FL 33483

3.   Leased Premises:   Approximately 3,000 square feet of office space in a building containing an aggregate of 7,388 square feet (40% of the space).

4.   Term:   Twelve (12) months with a right to renew for an additional twelve (12) months with a 4% increase in Base Rent for the renewal year

5.   Base Rent:   Tenant shall pay $15 per square foot per annum ($3750 per month), increased by 4% (if term is renewed).

6.   Operating Expenses:   Tenant shall pay 40% of the Operating Expenses.*

8.    Security Deposit:     None

7.   Termination:   Tenant may terminate at any time with 30 days written notice and payment of one-month’s rent as termination fee.

OFFICE LEASE AGREEMENT

1) Lease of Premises: Landlord, for and in consideration of the rents, covenants and agreements hereinafter set forth, hereby leases to Tenant and Tenant hereby leases from Landlord the office space located in the premises situated in the city of Delray Beach, County of Palm Beach, State of Florida, described as: 3,000 square feet of office space within a 7,388 square foot mixed use building (comprising 40% of the total space) located at 255 N.E. 6th Avenue, Delray Beach, FL 33483 (the “Leased Premises”)

2) Term: Landlord agrees to lease to Tenant the above premises for a term of twelve (12) months commencing January 8, 2007 and terminating on January 7, 2008 as provided herein.

3) Rent and Operating Expenses; Deferral:

a) Base Rent: Subject to paragraph (c) below, Tenant shall pay to Landlord a monthly rental of $3,750 (an amount equal to $15 per square foot per year comprising the Leased Premises) payable in advance on the 8th day of each and every calendar month thereafter in advance.

b) Operating Expenses: Subject to paragraph (c) below:

i) Tenant shall pay to Landlord its pro rata share of the expenses incurred by Landlord with respect to the ownership, maintenance and operation of the Property, namely utilities charges (expressly excluding telephone and network expenses), taxes, day-to-day maintenance and insurance premiums (“Operating Expenses”). The Leased Premises comprise forty percent (40%) of the building. Based on the Operating Expenses of 2006 (which totaled $65,028), Tenant’s pro rata share (i.e., 40%) of total Operating Expenses is estimated at $23,400 for calendar year 2007. Tenant shall pay the estimated amount of Operating Expenses for the first year of the Term in monthly installments of $1,950, in advance, on the 8th day of each month during the term.

ii) At the end of the term, Landlord shall determine the actual amount of Operating Expenses and Tenant’s prorata share thereof and deliver a written statement of the amount thereof to Tenant. If Tenant paid less than the amounts specified in said certification, Tenant shall pay the unpaid portion of the same within ten (10) days after receipt of such certification. In turn, if Tenant paid more than the amounts specified in said certification, Landlord shall reimburse Tenant the amount in excess within ten (10) days after receipt of such certification.

iii) The Operating Expenses exclude telephone and network expenses. Tenant shall be financially responsible for all telephone and network expenses (“Telephone Expenses”) relating to the conduct of its business. Telephone Expenses may be billed directly to Tenant or to Landlord by the applicable provider; in the latter case, unless otherwise mutually agreed, Landlord shall pay the billed Telephone Expense and thereupon bill Tenant for such Telephone Expense. Tenant shall reimburse Landlord for paying the Telephone Expense within fifteen (15) business days of receiving the bill from Landlord.

c) Deferral and Accrual of Base Rent and Operating Expenses: Unless otherwise agreed to in writing by the parties, notwithstanding paragraphs (a) and (b) above, Landlord hereby agrees to defer and accrue the payment of Base Rent, Operating Expenses and Telephone Expenses (that Landlord has paid) until such time that: (i) Tenant receives financing from any source, (ii) Tenant’s employees and consultants (who are also deferring their salaries and/or fees) are fully paid their accrued compensation/fees, and (iii) Tenant has sufficient funding to pay Landlord as determined by Tenant’s Board of Directors. At such time that the foregoing conditions are met, Tenant agrees to pay Landlord the accrued Base Rent, Operating Expenses and Telephone Expenses payments identified in paragraphs (a) and (b); once the accrued amounts have been fully paid, Tenant shall make subsequent payments in accordance with this Lease.

d) Tax on Rent and Expenses: Tenant shall pay to Landlord any sales tax or excise tax on rents which is levied or assessed by the State of Florida or any political subdivision thereof (e.g. county) against Landlord in respect to its Base Rent, Operating Expenses and Telephone Expenses payments.

e) Delivery of Payments: All rental payments shall be made to Landlord, at Landlord’s office as follows: 313 N.E. 3rd Street, Delray Beach, FL 33444.

f) Security Deposit: No security deposit shall be required by Landlord.

4) Use:

a) General: Tenant shall use and occupy the premises as general offices to conduct its business operations. The premises shall be used for no other purpose. Landlord represents that the premises may lawfully be used for such purpose.

b) Parking: Tenant shall have a right to use the parking spaces located at the property. Such parking spaces shall be provided to Tenant at no charge throughout the term of this Lease.

5) Care and Maintenance of Premises: Tenant acknowledges that the premises are in good order and repair, unless otherwise indicated herein. Tenant shall, at Tenant(s) own expense and at all times, maintain the premises in good and safe condition and shall surrender the same at termination hereof, in as good condition as received, normal wear and tear excepted. Tenant shall be responsible for all repairs required, excepting any material structural and equipment repairs such as by way of example the Leased Premises’ roof, exterior walls, and structural foundations, as well as the property’s HVAC plumbing and electrical systems.

6) Ordinances and Statutes: Tenant shall, at Tenant's sole cost, comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, pertaining to the use of said premises and shall faithfully observe in said use all municipal ordinances, state and federal statutes now in force or which may hereafter be in force and observe and maintain all Environmental standards.

7) Assignment and Subletting: Tenant shall not assign this lease or sublet any portion of the premises without prior written consent of the Landlord, in its sole discretion. Any such assignment or subletting without consent shall be void and at the option of the Landlord, may terminate this lease.

8) Utilities: All applications and connections for necessary utility services on the demised premises shall be made in the name of Landlord, and Tenant shall be liable for its pro-rata share of the utility charges (including those for sewer, water, gas, electricity and telephone services) as Operating Expenses in accordance with Section 3(b) above.

9) Entry and Inspection: Tenant shall permit Landlord or Landlord's agents to enter upon the premises at reasonable times and upon reasonable notice, for the purpose of inspecting the same and shall permit Landlord at any time within sixty days prior to the expiration of this lease, to place upon the premises any usual “For Sale”, “To Let” or “For Lease” signs and permit persons desiring to lease the same to inspect the premises thereafter.

10) Alterations: Tenant shall not, without first obtaining the written consent of Landlord, make any alterations, additions or improvements, in, to or about the premises. NOTHING IN THIS LEASE SHALL BE DEEMED TO BE, OR CONSTRUED IN ANY WAY AS CONSTITUTING, THE CONSENT OR REQUEST OF LANDLORD, EXPRESSED OR IMPLIED, BY INFERENCE OR OTHERWISE, TO ANY PERSON, FIRM OR CORPORATION FOR THE PERFORMANCE OF ANY LABOR OR THE FURNISHING OF ANY MATERIALS FOR ANY CONSTRUCTION, REBUILDING, ALTERATION OR REPAIR OF OR TO THE PREMISES OR ANY PART THEREOF, NOR AS GIVING TENANT ANY RIGHT, POWER OR AUTHORITY TO CONTRACT FOR OR PERMIT THE RENDERING OF ANY SERVICES OR THE FURNISHING OF ANY MATERIALS WHICH MIGHT IN ANY WAY GIVE RISE TO THE RIGHT TO FILE ANY LIEN AGAINST THE BUILDING OR LANDLORD’S INTEREST IN THE PREMISES. TENANT SHALL NOTIFY ANY CONTRACTOR PERFORMING ANY CONSTRUCTION WORK IN THE PREMISES ON BEHALF OF TENANT THAT THIS LEASE SPECIFICALLY PROVIDES THAT THE INTEREST OF LANDLORD IN THE PREMISES SHALL NOT BE SUBJECT TO LIENS FOR IMPROVEMENTS MADE BY TENANT, AND NO MECHANIC’S LIEN OR OTHER LIEN FOR ANY SUCH LABOR, SERVICES, MATERIALS, SUPPLIES, MACHINERY, FIXTURES OR EQUIPMENT SHALL ATTACH TO OR AFFECT THE STATE OR INTEREST OF LANDLORD IN AND TO THE PREMISES, THE BUILDING, OR ANY PORTION THEREOF. IN ADDITION, LANDLORD SHALL HAVE THE RIGHT TO POST AND KEEP POSTED AT ALL REASONABLE TIMES ON THE PREMISES ANY NOTICES WHICH LANDLORD SHALL BE REQUIRED SO TO POST FOR THE PROTECTION OF LANDLORD AND THE PREMISES FROM ANY SUCH LIEN. TENANT AGREES TO PROMPTLY EXECUTE SUCH INSTRUMENTS IN RECORDABLE FORM IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF FLORIDA STATUTE 713.10.

11) Indemnification of Landlord: Landlord shall not be liable for any loss, damage or injury of any kind, to any person, including Tenant, Tenant(s) family and Tenant(s) visitors or property arising from any use of the Leased Premises, any part thereof or caused by any defect in any structure, facility or other improvements thereon or therein or caused by or arising from any act or omission of Tenant, Tenant(s) family, Tenant(s) visitors or any other person or by or from an accident on the premises or any fire or other casualty or occasioned by the failure of Tenant to maintain or repair the Leased Premises or by Tenant(s) breach of any obligation under this Lease.

12) Insurance:

a) Landlord: Landlord shall keep the Property insured for the benefit of Landlord, its lenders and agents, in an amount in Landlord’s sole discretion which may include:

i) loss or damage by fire; and

ii) such other risk or risks which are customarily covered with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Property, including but not limited to windstorms hail, explosion, vandalism, malicious mischief civil commotion and such other coverage as Landlord may deem appropriate or necessary.

Tenant acknowledges and accepts that Landlord may self-insure all or a potion of the Building, Land, Property or Premises.

b) Tenant: Tenant, at Tenant(s) sole cost and expense, but for the mutual benefit of Landlord and Tenant, shall maintain commercial liability insurance, including liability against claims for personal injury, death or property damage occurring in, upon or about the premises and on any sidewalks directly adjacent to the premises. All such policies of insurance shall be issued in the name of the Tenant, with the Landlord named as additional insured.

13) Eminent Domain: If the premises or any part thereof or any estate therein or any other part of the building materially affecting Tenant(s) use of the premise, shall be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such taking. The rent and any additional rent, shall be apportioned as of the termination date and any rent paid for any period beyond that date shall be repaid to Tenant. Tenant shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Tenant may file a claim for any taking of fixtures, improvements owned by Tenant and for moving expenses.

14) Destruction of Premises: In the event of a partial destruction of the premises during the term hereof, from any cause, Landlord shall forthwith repair the same, provided that such repairs can be made within sixty (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this lease, except that Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Tenant on the premises. If such repairs cannot be made within said sixty (60) days, Landlord, at Landlord(s) option, may make the same within a reasonable time, this lease continuing in effect with the rent proportionately abated as aforesaid and in the event that Landlord shall not elect to make such repairs which cannot be made within sixty (60) days, this lease may be terminated at the option of either party. In the event that the building in which the demised premises may be situated is destroyed to an extent of not less than one-third of the replacement costs thereof, Landlord may elect to terminate this lease whether the demised premises be injured or not. A total destruction of the building in which the premises may be situated shall terminate this lease.

15) Landlord(s) Remedies on Default:

a) Default: Subject to Section 3(c), if Tenant defaults in the payment of rent or any additional rent or defaults in the performance of any of the other covenants or conditions hereof, Landlord may give Tenant notice of such default and if Tenant does not cure any such default within ten (10) business days, after the giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Tenant does not commence such curing within such ten (10) days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Landlord may terminate this lease on not less than ten (10) business days notice to Tenant. On the date specified in such notice the term of this lease shall terminate and Tenant shall then quit and surrender the premises to Landlord, but Tenant shall remain liable as hereinafter provided. If this lease shall have been so terminated by Landlord, Landlord may at any time thereafter resume possession of the premises by any lawful means and remove Tenant or other occupants and their effects. No failure to enforce any term shall be deemed a waiver.

b) Limitation of Redress: Landlord hereby agrees that under no circumstance whatsoever shall Tenant’s default of this Lease (including, without limitation, a default in payment) give Landlord any right, interest, ownership or access to Tenant’s intellectual property rights including, without limitation, Tenant’s software, domain names or trademarks. Further, Landlord shall have no right, interest, ownership or access to any media that contains any of Tenant’s intellectual property rights including, without limitation, Tenant’s files, servers, and computers. Tenant shall have the right to access and remove any such media from the Leased Premises within two (2) days of requesting Landlord. Landlord agrees that, in the event that it fails to allow Tenant to access and remove such media within the two (2) days, then, in addition to any remedies at law Tenant may have, Tenant, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may be available.

16) Attorney(s) Fees: In case suit should be brought for recovery of the premises or for any sum due hereunder or because of any act which may arise out of the possession of the premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable attorney(s) fee.

17) Notices: Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Tenant at the Leased Premises or Landlord as follows -- Trackside Brothers LLC, 313 N.E. 3rd Street, Delray Beach, FL 33444 -- or at such other places as may be designated by the parties from time to time.

18) Heirs, Assigns, Successors: This lease is binding upon and inures to the benefit of the heirs, assigns and successors in interest to the parties.

19) Option to Terminate/Renew:

a) Termination: Provided that Tenant is not in default in the performance of this lease, Tenant shall have the option to terminate the lease at any time by providing thirty (30) days prior written notice. In such event, and as a condition for termination, unless otherwise agreed upon by the parties in writing, Tenant must be current in all payments provided under Section 3 above (including, without limitation, payment of any deferred/accrued amounts identified in Section 3(c)) and Tenant must pay to Landlord a termination fee in an amount equal to one month of Base Rent and Tenant’s pro-rata share of Operating Expenses. The Lease shall then terminate and there shall be no recalculation of actual Operating Expenses and no payment from Tenant to Landlord for underpayment nor reimbursement from Landlord to Tenant for overpayment.

b) Renewal: Provided that Tenant is not in default in the performance of this lease, Tenant shall have the option to renew the lease for an additional term of twelve (12) months commencing at the expiration of the initial lease term. All of the terms and conditions of the lease shall apply during the renewal term except that the Base Rent payable monthly shall be increased to an amount equal to $3,900. Landlord shall recalculate the Operating Expenses for 2008 based on the Operating Expenses for 2007 and Tenant’s pro-rata estimated share of Operating Expenses shall be recalculated and paid all in accordance with Section 3(b). The option shall be exercised by written notice given to Landlord not less than thirty (30) days prior to the expiration of the initial lease term. If notice is not given in the manner provided herein within the time specified, this option shall expire.

20) Subordination: This lease is and shall be subordinated to all existing and future liens and encumbrances against the property.

21) Additional No Waiver: No failure by Landlord to insist upon the performance of any of the terms of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial rent from Tenant or any third party during the continuance of any such breach, shall constitute a waiver of any such breach or of any of the terms of this Lease.

22) Captions and Interpretation: The captions of the Articles and Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease.

23) Relationship of Parties: This Lease does not create the relationship of principal and agent, or of partnership, venture, or of any association or relationship between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant.

24) Severability: If any covenant, condition, provision, term or agreement of this Lease shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease shall not be affected thereby, but each covenant, condition, provision, term or agreement of this Lease shall be valid and in force to the extent permitted by Law.

25) Survival: All obligations accruing prior to expiration of the Term shall survive the expiration or other termination of this Lease.

26) Governing Law; Venue: This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Florida without regard to principles of conflicts of law. Venue of all proceedings in connection therewith shall be in Palm Beach County, Florida, and each party hereby waives whatever their respective rights may have been in the selection of venue.

27)  Entire Lease: The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the 8th day of January 2007.

LANDLORD:	TENANT:
TRACKSIDE BROTHERS LLC, a Florida limited liability company	MEDSTRONG INTERNATIONAL CORPORATION, a Delaware corporation

By: /s/ Mark Minkin	By: /s/ Stephen Bartkiw
Print Name:	Print Name:

Title:	Title: